Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Xumanii International Holdings Corp.

We have audited the accompanying combined balance sheets of Rocky Mountain Tracking, Inc. and RMT Leasing, Inc. as of April 30, 2014 and 2013, and the related combined statements of operations, stockholders’ equity, and cash flows for each of the years then ended.  Rocky Mountain Tracking, Inc. and RMT Leasing, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Rocky Mountain Tracking, Inc. and RMT Leasing, Inc. as of April 30, 2014 and 2013, and the results of the combined operations and the combined cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
October 29, 2014

The financial results of the acquisition are included in the financial statements below.

Rocky Mountain Tracking, Inc.
and RMT Leasing, Inc.
Combined Balance Sheets

	April 30,	April 30,
	2014	2013

Assets
Current assets:
Cash and cash equivalents	$104	$3,018
Accounts receivable	2,583	6,328
Prepaid expenses	9,303	-
Notes receivable - related party	215,570	226,070
Total current assets	227,560	235,416

Fixed assets, net of accumulated depreciation	21,467	24,231
Intangible assets, net of accumulated amortization	23,474	25,474

Total assets	$272,501	$285,121

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	112,570	237,773
Accounts payable and accrued expenses – related party	-	15,000
Advances from related party	15,200	14,000
Deferred revenue	13,472	13,812
Note payable	-	12,996

Total current liabilities	141,242	293,581

Total liabilities	141,242	293,581

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock, $1 par value, 100 shares authorized
100 shares issued and outstanding as of April 30, 2014 and 2013	100	100
Additional paid-in capital	25,595	25,595
Retained earnings (accumulated deficit)	105,564	(34,155)

Total stockholders’ equity (deficit)	131,259	(8,460)

Total liabilities and stockholders’ equity (deficit)	$272,501	$285,121

The accompanying notes are an integral part of these combined financial statements.

Rocky Mountain Tracking, Inc.
and RMT Leasing, Inc.
Combined Statements of Operations
For the Years Ended April 30, 2014 and 2013

	April 30,
	2014	2013

Net sales	$1,278,927	$1,573,082
Cost of sales	604,643	864,347
Gross profit	674,284	708,735

Operating expenses:
General and administrative	532,763	757,739
Total operating expenses	532,763	757,739

Operating income (loss)	141,521	(49,004)

Other expense, net	1,802	2,507

Net income (loss)	$139,719	$(51,511)

Basic and diluted income (loss) per share	$1,397	$(515)

Basic and diluted weighted average number of common shares outstanding	100	100

The accompanying notes are an integral part of these combined financial statements.

Rocky Mountain Tracking, Inc.
and RMT Leasing, Inc.
Combined Statement of Stockholders’ Equity (Deficit)
For the Years Ended April 30, 2014 and 2013

	Common Stock		Additional
	Shares	Par Value	Paid-In Capital	Retained Earnings	Total

Balance at April 30, 2012	100	$100	$15,595	$60,579	$76,274
Distributions to stockholders	-	-	-	(43,223)	(43,223)
Stockholder’s contribution of fixed assets	-	-	10,000	-	10,000
Net loss	-	-	-	(51,511)	(51,511)
Balance at April 30, 2013	100	$100	$25,595	$(34,155)	$(8,460)
Net income	-	-	-	139,719	139,719
Balance at April 30, 2014	100	$100	$25,595	$105,564	$131,259

The accompanying notes are an integral part of these combined financial statements.

Rocky Mountain Tracking, Inc.
and RMT Leasing, Inc.
Combined Statements of Cash Flow
For the Years Ended April 30, 2014 and 2013

	April 30, 2014	April 30, 2013

Cash flows from operating activities:
Net income (loss)	$139,719	$(51,511)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	4,764	14,158
Changes in operating assets and liabilities:
Accounts receivable	3,745	(4,942)
Prepaid expenses	(9,303)	-
Accounts payable and accrued expense	(125,203)	71,124
Accounts payable and accrued expense – related party	(15,000)	15,000
Deferred revenue	(340)	1,020

Net cash (used in) provided by operating activities	(1,618)	44,849

Cash flows from financing activities:
Repayments on notes payable	(12,996)	(9,514)
Advances from related party	1,200	14,000
Advances to related party	-	(10,500)
Repayments from related parties	10,500	7,250
Distributions paid to stockholders	-	(43,223)
Net cash used in financing activities	(1,296)	(41,987)

Net increase (decrease) in cash and cash equivalents	(2,914)	2,862

Cash and cash equivalents – beginning of the year	3,018	156

Cash and cash equivalents - end of the year	$104	$3,018

Supplemental cash flow information
Interest paid	424	651
Income tax paid	-	-

Non-cash investing and financing activities
Stockholder’s contribution of fixed assets	$-	$10,000

The accompanying notes are an integral part of these combined financial statements.

Rocky Mountain Tracking, Inc.
and RMT Leasing, Inc.
 Notes to Combined Financial Statements
For the Years Ended April 30, 2014 and 2013

NOTE 1 – BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations

Rocky Mountain Tracking, Inc was incorporated on December 30, 2004 in the State of Colorado and is engaged in the business of selling GPS’ trackers and tracking systems that ideal for personal or business use.

RMT Leasing, Inc. was incorporated on September 7, 2011 in the State of Colorado. RMT Leasing, Inc. holds physical assets and lease them to Rocky Mountain Tracking, Inc.

Rocky Mountain Tracking, Inc. and RMT Leasing, Inc. (“collectively, RMT”) were acquired by Xumanii International Holdings Corp (“Xumanii”) on July 25, 2014. See footnote 7.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net revenues and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates.

In managements’ opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The financial statements are on a combined basis with all intercompany receivable, payable, revenue and expenses eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of Financial Statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all cash accounts with original maturities of three months or less to be cash equivalents. The FDIC insures these deposits up to $250,000.

Accounts Receivable

Trade accounts receivable is recorded net of an allowance for expected losses. The allowance is estimated from historical performance and projections of trends. Management closely monitors outstanding balances and writes off, as of year-end, all balances that are not expected to be collected by the time the financial statements are issued. No allowance was required as of April 30, 2014 and 2013.

Property and Equipment

Depreciation of property and equipment is provided using the straight-line and accelerated methods over the estimated useful lives ranging from 5 to 39 years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Long-lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment is measured by the amount by which the carrying amount of the assets exceeds their related fair values. The Company has not recognized any impairment on its long lived assets as of the years ended April 30, 2014 and 2013.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable and accounts payable approximate their fair values due to the short-term maturities of these instruments. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company utilizes a three-level valuation hierarchy for disclosures of fair value measurements, defined as follows:

Level 1: inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets

Level 2: inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3: inputs to the valuation methodology are unobservable and significant to the fair value
The Company does not have any assets or liabilities that are required to be measured and recorded at fair value on a recurring basis.

Revenue Recognition

The Company recognizes revenues on sale of goods when (1) there is persuasive evidence of an arrangement with the customer, (2) product risk and title has passed which generally coincides with the shipment of the products to the customer, (3) amount due from the customer is fixed or determinable, and (4) collectability is reasonably assured. Customer discounts and allowances are netted against revenues.

Subscription revenue is generated from the GPS tracking services provided. Customers to be billed monthly, quarterly and annually. Subscription revenue is recognized ratably over the term of the subscription period. The Company records deferred revenues for the services to be performed subsequent to the yearend.

Cost of Subscription

Cost of subscription revenue is primarily comprised of the costs associated with the GPS tracking services that provided by the third parties.

Shipping and Handling

The Company bills the customers for, and recognizes as revenue, any charges for shipping and handling costs. The related costs are recognized as cost of sales.

Income Taxes

The Company was formed as an S-Corp and is a pass through entity for federal income tax purposes. Accordingly, a provision for income tax has not been recorded in the accompanying financial statements. Income or losses are reflected in the shareholders’ individual income tax returns in accordance with their ownership percentages.

Concentration of Credit Risk

The Company maintains its cash in financial institutions which exceeded the federally insured deposit limit of $250,000. The Company has not experienced any losses from in such accounts and does not believe it is exposed to any significant credit risk on cash.

Basic and Diluted Earnings (Loss) per Common Share

Basic net earnings (loss) per common share are computed by dividing net earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if stock options, warrants, and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company . For the years ended April 30, 2014 and 2013, there were no potentially dilutive securities.

Subsequent Events

The Company evaluated subsequent events through the date when financial statements were issued for disclosure consideration.

Recently Adopted Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2– PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at April 30, 2014 and 2013:

	April 30, 2014	April 30, 2013

Automobiles	$30,546	$30,546
Buildings	17,963	17,963
Computer equipment and software	24,537	24,537
Furniture and equipment	23,607	23,607

Property and equipment, at cost	96,653	96,653
Accumulated depreciation	(75,186)	(72,422)

Property and equipment, net	$21,467	$24,231

Property and equipment are stated at cost. Depreciation is computed principally on the straight-line method over the estimated useful lives of the assets. The useful lives for automobiles is 5 years, buildings ranges 39 years, computer equipment and software range from 3 to 7 years, and furniture and equipment range from 5 to 7 years.

During the years ended April 30, 2014 and 2013, depreciation expense was $2,764 and $7,358, respectively.

NOTE 3 – INTANGIBLE ASSETS, NET

Intangible assets consisted of the following at April 30, 2014 and 2013:

	April 30, 2014	April 30, 2013

Software	$20,000	$20,000
Contract rights	15,000	15,000
Covenant not to compete	10,000	10,000
Goodwill	5,000	5,000
Patents	30,000	30,000

Intangible assets, at cost	80,000	80,000
Accumulated amortization	(56,526)	(54,526)

Intangible assets, net	$23,474	$25,474

Amortization is computed principally on the straight-line method over the estimated useful lives of the assets. The useful lives for the intangible assets range from 2 to 15 years.

During the years ended April 30, 2014 and 2013, amortization expense was $2,000 and $6,800, respectively.

NOTE 4 – NOTE PAYABLE

In 2009, the Company entered into a $45,000 bank revolving line of credit with First National Bank. This line of credit bears an interest rate of 5% and was closed in October 2013. As of April 30, 2014 and 2013, the balance of the line of credit was $0, and $12,996, respectively, and the funds available to borrow was $0 and $32,004, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

Notes Receivable from Related Party

The Company had notes receivable of $215,570 and $226,070 from a related party as of April 30, 2014 and 2013, respectively. The Company advanced $0 and $10,500 to a related party in 2014 and 2013, respectively. The Company received repayments of $10,500 and $7,250 in 2014 and 2013, respectively. The note does not bear any interest and is due on demand. No interest income has been recorded by the Company.

Advances from Related Party

The Company received cash from a related party in the amount of $1,200 and $14,000 during the years ended April 30, 2014 and 2013, respectively.  The advances were noninterest bearing and are due on demand. The total advances as of April 30, 2014 and 2013 were $15,200 and $14,000, respectively.

Leasing

The Company leases office space under a lease agreement with one of its stockholder which was entered on March 1, 2012. The term of this lease is for three years and can be automatically extended for five additional periods of one year each after each expiration. The monthly rent is $4,400 and will remain the same for the entire term as well as the extended period. Rent expense under operating leases was $52,800 and $52,800 for the years ended April 30, 2014 and 2013, respectively.

NOTE 6 – EQUITY

During the years ended April 30, 2014 and 2013, the Company made distributions of $0, and $43,223, respectively, to its stockholders.

During the year ended April 30, 2013, one of the stockholders contributed an automobile which worth $10,000 to the Company.

NOTE 7 – SUBSEQUENT EVENT

On July 25, 2014, RMT was acquired by Xumanii for an aggregate value of $2.6 million paid as $385,000 cash, $250,000 note bearing interest at a rate of 8% per annum, and 5,000,000 shares of Preferred Stock of Xumanii which had a fair value of $1,994,054.

Business Highlights
● Proprietary software
● Long history in business
● Customers under contract
● Award winning company
●Space Foundation certified

The company, based in Fort Collins, Colorado, was founded in 2003. RMT began selling “passive” devices (i.e. recording devices) and later carried “real-time” devices (i.e. fleets) and “on-demand” devices. RMT now employs its own programmers, technical support, customer service, accounting, and sales staff.

In 2009, RMT received the M2M Value Chain Award. In 2010, RMT received Space Foundation Certification.

Products and Services
RMT is a complete solution provider of GPS tracking systems and services for consumers and businesses throughout the world. RMT offers a variety of GPS trackers and tracking systems that are ideal for personal or business use. Whether the customer needs one or one thousand devices, RMT is able to provide the very best products and service. GPS devices are used to track people, vehicles, recreational equipment, heavy equipment, and other such assets.

RMT operates NavIQ, a robust, yet economical, tracking software developed by Locatient, a company acquired by RMT in 2007. This software is the foundation for RMT’s first-rate GPS tracking solution. With its own state-of-the-art proprietary software, RMT can locate customers’ items anywhere in the United States, Canada, and Mexico. Customers can place their order online, by calling the business, or in person. Once they purchase the tracking service, they are given a Username and Password, which gains them access to another website specifically for tracking (driven by the NavIQ software) where they are able to keep tabs on the specific asset/person.

The majority of items are shipped throughout the country. Systems start at just $175 with no monthly fee, and payment is received at the time of ordering. Detailed information on each product can be viewed on RMT’s website, www.rmtracking.com.

RMT stocks and ships all of its products directly to the end-user. Distributors are not used. The company stocks products with the goal of 30 to 40 days turnover. RMT sells InstallCard, a small card that grants access to over 1,700 professional installers in all 50 states, to provide complete installation of the GPS tracking systems, including transceiver mounting, transmitting antenna installation, GPS antenna set up, power cable arrangement, and ignition wiring.

Fleet Tracking Solution and Fleet Management Systems by Rocky Mountain Tracking
GPS is a system of locating things on the earth using triangulation of signals from three different satellites in orbit. Long used by the military, GPS devices have been available to the general public for 20 years. The system is used to aid in navigation in vehicles quite frequently now, but the best use of GPS technology is in the field of GPS fleet tracking.

There are many different models of GPS devices available for purchase. The key is the software and monitoring contracts that go with them. One of the most common uses of GPS fleet tracking equipment is locating and tracking vehicles. For this purpose, devices like the Informer are ideal. The small size makes it easy to install the GPS devices, covertly if necessary. The most common use of this device for GPS tracking is in the field of fleet management, however. The software used to operate the Informer GPS device is set up so that it can be operated in a passive mode, simply getting and storing a location periodically. Another option is to have these Informer GPS devices set up to update every 30 seconds for real time tracking and fleet management. These devices help create the best fleet tracking system available.

Features that can be used with this GPS fleet management system include a geo fence that can be set to alert if the vehicle crosses the boundary; even telling if it is inside or outside the fenced area. Monitoring of speed and idling habits of the employee and locating the nearest employee in the case of a service call coming in are benefits of using these fleet GPS tracking devices.

The data from these fleet GPS devices can be displayed on any computer with an internet connection in either a global map display or a three-dimensional street-by-street display for exact positioning. The informer is exceptionally accurate, to within three meters, making it a very useful tool for fleet management.

RMT’s tracking devices operate using NavIQ software. The company also utilizes
Savvy (RMT’s ticketing/device management software that works in conjunction with NavIQ), Nuance PaperPort (desktop document management software), QuickBooks, and basic Microsoft Office programs such as Word and Excel. The company’s software is kept updated, but its proprietary software requires continual updating to keep current.

NavIQ GPS Software by RMT
Consumers can save equipment and labor costs by monitoring locations in real time using GPS and low-cost cellular or global satellite networks. Receive notification of arrival or departure from designated zones (geofences).

At a glance...
 Full-featured GPS tracking software
 Web-based and Desktop versions
 Supports cellular and satellite tracking
RMT’s web client raises the bar for web-based vehicle tracking software and systems. With support for over 56 countries in Europe, the Middle East, North and South America, NavIQ is truly a global solution. Animated pans, zooms, 3D perspective, and fly-over routing features combine to provide a rich user experience that is unparalleled in the tracking industry.

Fleet operators can mix and match tracking devices to suit their needs and take advantage of low cost cellular technology for devices operating within cellular coverage or install satellite-based devices for vehicles operating in remote locations. RMT’s tracking software simplifies managing mixed fleets.

NavIQ Features

Trip playback - Display activity both on the map and in text format for any specified timeframe.
Event overlay - Optionally display event markers along the historical route. Markers identify location of events such as “Overspeed.”
Custom reporting - Using RMT’s “Hybrid-Web” technology, new reports can be created and made available without requiring a software update. (New daily reporting feature -- reports sent to your in-box every day automatically!)
Robust I/O support - Users can define the labels for all inputs and outputs for each device, active and inactive states, and output activation/ deactivation verbs. It also supports analog scaling, and minimum/maximum threshold detection. Email alerts can be sent for any I/O event.
Over-the-air configuration - Users with “manager permissions” may reconfigure device settings (such as reporting interval) over the air. RMT’s solution simplifies device configuration by grouping related functions into sections that can be hidden to prevent overwhelming an end-user.
Geofencing - Supports advanced user-defined geofencing - draw a circle or polygon directly on the map and the coordinates are sent over-the-air to the device. RMT makes it a breeze to set up geofences on multiple devices through the Geofence Cloning feature
User-defined grouping and status codes - Allows each end-user to define groups and status codes. Entire fleets can be logically grouped and/or sorted based on a number of user-specified criteria.
Ideal for 3rd party developers and IT staff - NavIQ Developer Services allow integrators and in-house developers to obtain real-time data directly from RMT’s servers in a wide range of formats (XML/SOAP,.Net Web Services, etc.)

Dynamic Reports

Full color reports / graphs - Fleet managers may utilize NavIQ’s reports to quickly identify improper use of company property through the comprehensive Risk Management Report. This report highlights weekend and after-hours usage, shows which drivers are routinely exceeding set speed limits, and helps identify excessive idling.

Other reports include: Current Fleet Status, Daily/Weekly activity, Trips and Stops by Vehicle or by Group, and Device Usage.
Reports by Email (NEW!) - Daily reports and graphs can be sent directly to your email. You will always have access to your online account to see the most current tracking, but RMT’s automated system will drop daily reports into any email account of your choice for your convenience.

Interactive Mapping
Fast Maps – RMT’s mapping engine sends map data to the web-client to be rendered on the end-user’s PC. This results in ultra-fast maps. How fast? So fast that an entire trip can be animated and displayed on the screen turn for turn. Activate the 3D perspective and it will seem like you’re flying along the route traveled.
Custom Map Data - .Map data in most standard GIS formats (e.g. ESRI, MapInfo, etc.) may be readily imported into RMT’s system.

Marketing
RMT subscribes to a search engine optimization and marketing package from Page1 Online Marketing. RMT relies on online marketing via search inorganic placement (free placement) within Google and other search engines. RMT uses Google AdWords (aka: Pay-Per-Click), magazine and trade publication advertising, and direct mailings.
RMT also participates in trade shows that management feels best promotes the company and its products.

Customers log in to their GPS unit on the RMT website to track the asset/person with the tracking unit. The website receives nearly 60,000 visits per month and dominates the web nationally, with first page rankings for nearly all keywords.

Competition
The GPS tracking industry is becoming increasingly competitive. RMT’s management believes its top three competitors are Fleetmatics, LiveviewGPS, and Brickhouse Security. Fleetmatics is a company that offers fleet tracking hardware and software. LiveviewGPS offers GPS for commercial and personal use. Brickhouse Security offers a wide variety of tracking devices for many applications.
RMT’s competitive advantages include its 2-year warranty and 90-day satisfaction guarantee, its unique pricing structure of On-Demand devices, and the price/structure of its monthly service plans for fleet devices. All of RMT’s products meet different niches. The GPS tracking market is a $2 billion industry. It takes a lot of capital and time to build and specialize in programmers and software; many manufacturers require large quantities for distribution. For these reasons, management believes that many are deterred from entering the market.

Potential Growth Opportunities
There are some new products in the industry with features that RMT could potentially increase sales by integrating into the line of products it provides.
 Expand the product line - Technology evolves so quickly that multiple opportunities exist for new products to be brought on to meet demands. For example, the aftermarket navigation systems can be integrated with RMT’s current tracking systems to offer an all-inclusive tracking / navigation option. RMT’s software has many capabilities that are not currently being utilized, such as accelerometer, which can report unsafe driving and reduce insurance rates.
 Obtain more capital to expand into new countries
 Look at acquiring smaller competitors - There are many small competitors in the industry. Some are getting bought out by the larger companies. Companies with a considerable subscriber base could be a wise investment.
 Adding new sales channels